EXHIBIT 10.2

AMENDED AND RESTATED ISSUING AND PAYING AGENCY AGREEMENT

[4(2) Commercial Paper Program]

Dated as of May 3, 2006

Deutsche Bank National Trust Company

Global Transaction Banking
Trust & Securities Services

25 DeForest Ave, 2nd Floor

Mail Stop: SUM01-0105

Summit, NJ 07901

ATTN: Corporate Trust and Agency Services

Re:         AllianceBernstein L.P. Commercial Paper Program

Ladies and Gentlemen:

This letter (herein after referred to as the “Agreement”) sets forth the understanding between you and AllianceBernstein L.P., formerly known as Alliance Capital Management L.P. (the “Partnership”), whereby you have agreed to act as depositary for the safekeeping of certain notes of the Partnership which may be offered and sold in transactions exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, in the United States commercial paper market (the “Commercial Paper Notes”), as issuing agent on behalf of the Partnership in connection with the issuance of the Commercial Paper Notes and as paying agent to undertake certain obligations to make payments in respect of the Commercial Paper Notes, and amends and restates the Issuing and Paying Agency Agreement, dated as of March 12, 2001, between Bankers Trust Company and the Partnership. You have executed or will promptly hereafter execute a Letter of Representations (the “Letter of Representations”, which term shall include the

Procedures referred to therein) with the Partnership and The Depository Trust Company (“DTC”) and a Certificate Agreement (the “Certificate Agreement”) with DTC which establish or will establish, among other things, the procedures to be followed by you in connection with the issuance and custody of Commercial Paper Notes in book-entry form.

1.     Appointment of Agent.  The Partnership hereby appoints you and you hereby agree to act, on the terms and conditions specified herein and in the Letter of Representations and Certificate Agreement, as custodian and issuing and paying agent for the Commercial Paper Notes. The Commercial Paper Notes will, in the case of Commercial Paper Notes issued in certificated form (“Certificated Notes”), be substantially in the form attached hereto as Exhibit A and, in the case of Commercial Paper Notes issued in book-entry form (“Book-Entry Notes”), be substantially in the forms attached to the Letter of Representations. The Commercial Paper Notes will be sold through such commercial paper dealers as the Partnership shall have notified you from time to time (collectively, the “Dealer” or “Dealers”). The Dealers currently are Banc of America Securities LLC and Merrill Lynch Money Markets Inc.

2.     Supply of Commercial Paper Notes.  The Partnership will from time to time furnish you with an adequate supply of Commercial Paper Notes, which shall be Book-Entry Notes and/or Certificated Notes, as the Partnership in its sole and absolute discretion considers appropriate. Certificated Notes shall be serially numbered and shall have been executed by manual or facsimile signature of an Authorized Representative (as hereafter defined), with the principal amount, payee, date of issue, maturity date, amount of interest (if an interest-bearing Commercial Paper Note) and maturity value left blank. Book-Entry Notes shall be represented by one or more master notes which shall be executed by manual or facsimile signature by an Authorized Representative in accordance with the Letter of Representations. Pending receipt of instructions pursuant to this Agreement, you will hold the Commercial Paper Notes in safekeeping for the account of the Partnership or DTC, as the case may be, in accordance with your customary practice and the requirements of the Certificate Agreement. The Certificated Notes shall be printed on a manifold that will produce one original and three non-negotiable copies.

3.     Authorized Representatives.  From time to time the Partnership will furnish you with a certificate, substantially in the form attached hereto as Exhibit B, certifying the incumbency and specimen signatures of officers or agents of the Partnership authorized to execute Commercial Paper Notes on behalf of the Partnership by manual or facsimile signature and/or to take other action hereunder on behalf of the Partnership (each an “Authorized Representative”). Until you receive a subsequent incumbency certificate of the Partnership, you are entitled to rely on the last such certificate delivered to you for purposes of determining the Authorized Representatives. You shall not have any responsibility to the Partnership to determine by whom or by what means a facsimile signature may have been affixed on the Commercial Paper Notes, or to determine whether any facsimile or manual signature is genuine, if such facsimile or manual signature resembles the specimen signature(s) filed with you by a duly authorized officer of the Partnership. Any Commercial Paper Note bearing the manual or facsimile signature of a person who is an Authorized Representative on the date such signature is affixed shall be binding on the Partnership after the authentication thereof by you notwithstanding that such person shall have died or shall have otherwise ceased to hold his office on the date such Commercial Paper Note is countersigned or delivered to you.

4.     Completion, Authentication and Delivery of Commercial Paper Notes.  (a) Instructions for the issuance of Commercial Paper Notes will be given via a transmission through an instruction and reporting communication service (“Noteline Direct”), if available, or by telephone, confirmed in writing (which may be by facsimile) within twenty-four hours either by an Authorized Representative, or by any officer or employee of a Dealer who has been designated by an Authorized Representative in writing to you as a person authorized to give such instructions hereunder (each an “Authorized Dealer Representative”), provided that instructions may be given in writing if the Noteline Direct system is unavailable or is inoperative. Upon receipt of instructions as described in the preceding sentence, you will withdraw the necessary Commercial Paper Note(s) from safekeeping and, in accordance with such instructions, shall, (i) in the case of Book-Entry Notes, cause the issuance of such Book-Entry Notes in the manner set forth in, and take such other actions as are required by, the Letter of Representations and the Certificate Agreement, or (ii) in the case of Certificated Notes:

(1)  complete each Certificated Note as to principal amount (which shall not be less than $250,000), payee, date of issue, maturity date (which shall not be more than 270 days from the date of issue), amount of interest (if any) and maturity value; and

(2)  manually countersign each Certificated Note by any one of your officers or employees duly authorized and designated for this purpose; and

(3)  deliver the Certificated Note(s) to the appropriate Dealer or its agent within the Borough of Manhattan, City and State of New York, which delivery shall be against receipt for payment as herein provided or as otherwise provided in such instructions. If such instructions do not provide for such receipt, such Dealer shall nevertheless pay the purchase price for the Certificated Note in accordance with Paragraph 5 hereof. Of the three non-negotiable copies of each Commercial Paper Note, two shall be retained by you and one shall be sent promptly to the Partnership.

(b)  Instructions given via the system must be entered by 12:00 p.m. for physical issuance and 1:00 p.m. for book-entry issuance, New York time, and instructions delivered by telephone or in writing must be received by you by 1:00 p.m., New York time, if the Commercial Paper Note(s) are to be delivered the same day. Telephone instructions shall be confirmed in writing the same day.

(c)  The Partnership understands that although you have been instructed to deliver Commercial Paper Notes against payment, delivery of Certificated Notes will, in accordance with the custom prevailing in the commercial paper market, be made before receipt of payment in immediately available funds. Therefore, once you have delivered a Certificated Note to a Dealer or its agent as provided in Paragraph 4(a)(3) hereof, the Partnership shall bear the risk that a Dealer or its agent fails to remit payment for the Certificated Note to you. It is understood that each delivery of Commercial Paper Notes hereunder shall be subject to the rules of the New York Clearing House in effect at the time of such delivery.

(d)  Except as may otherwise be provided in the Letter of Representations, if at any time the Partnership instructs you to cease issuing Certificated Notes and to issue only Book-Entry Notes, you agree that all Commercial Paper Notes will be issued as Book-Entry Notes and that no Certificated Notes shall be exchanged for Book-Entry Notes unless and until you have received written instructions from an Authorized Representative (any such instructions from an Authorized Dealer Representative shall not be sufficient for this purpose) to the contrary.

(e)  Notwithstanding any contrary instructions received from the Partnership or an Authorized Representative, you shall cease completing, authenticating, issuing and delivering Commercial Paper Notes, if, following the issuance of any Commercial Paper Notes, the aggregate principal amount of outstanding Commercial Paper Notes would exceed the authorized amount of $800,000,000, or such other amount as may be authorized by the Partnership from time to time and confirmed to you in writing.

5.     Noteline Direct

The Partnership acknowledges that it is granted a personal, non-transferable and non-exclusive right to use the instruction and reporting communication service Noteline Direct to transmit through the Noteline Direct system instructions made pursuant to Section 4 hereof. The Partnership may, by separate agreement between itself and one or more of its Dealers, authorize the Dealer to directly access Noteline Direct for the purposes of transmitting instructions to you or obtaining reports with respect to the Commercial Paper Notes.

The Partnership acknowledges that (a) some or all of the services utilized in connection with Noteline Direct are furnished by Digital Transactions Inc. (“DTI”), Dynamic Microprocessor Associates Inc. (“DMA”) and Deutsche Bank National Trust Company, (b) Noteline Direct is provided to the Partnership “AS IS” without warranties or representations of any kind whatsoever by DTI, DMA or you, and (c) Noteline Direct is proprietary and confidential property disclosed to the Partnership in confidence and only on the terms and conditions and for purposes set forth in this Agreement.

By this Agreement, the Partnership acquires no title, ownership or sublicensing rights whatsoever in Noteline Direct or in any trade secret, trademark, copyright or patent of yours, DTI, or DMA now or to become applicable to Noteline Direct. The Partnership may not transfer, sublicense, assign, rent, lease, convey, modify, translate, convert to a programming language, decompile, disassemble, recirculate, republish or redistribute Noteline Direct for any purpose without the prior written consent of you and, where necessary, DTI and DMA.

In the event (a) any action is taken or threatened which may result in a disclosure or transfer of Noteline Direct or any part thereof, other than as authorized by this Agreement, or (b) the use of any trademark, trade name, service mark, service name, copyright or patent of yours, DTI or DMA by the Partnership amounts to unfair competition, or otherwise constitutes a possible violation of any kind, then you and/or DTI and/or DMA shall have the right to take any and all action deemed necessary to protect your rights in Noteline Direct, and to avoid the substantial and irreparable damage which would result from such disclosure, transfer or use, including the immediate termination of the Partnership’s right to use Noteline Direct.

To permit the use of Noteline Direct to issue instructions and/or obtain reports with respect to the Commercial Paper Notes, you will supply the Partnership with an identification number and initial passwords. From time to time thereafter, the Partnership may change its passwords directly through Noteline Direct. The Partnership will keep all information relating to its identification number and passwords strictly confidential and will be responsible for the maintenance of adequate security over its customer identification number and passwords. For security purposes, the Partnership should change its passwords frequently (at least once a year).

Instructions transmitted over Noteline Direct and received by you pursuant to Section 4 hereof accompanied by the Partnership’s identification number and the passwords, shall be deemed conclusive evidence that such instructions are correct and complete and that the issuance or redemption of the Commercial Paper Note(s) directed thereby has been duly authorized by the Partnership.

6.     Proceeds of Sale of the Commercial Paper Notes.  Prior to the execution and delivery of this Agreement, you have established an account designated in the Partnership’s name (the “Note Account”). On each day on which a Dealer or its agent receives Commercial Paper Notes

(whether through the facilities of DTC in the manner set forth in the Letter of Representations or by delivery in accordance with Paragraph 4(a)(3) hereof), it shall pay the purchase price for such Commercial Paper Notes in immediately available funds for credit to the Note Account. From time to time upon telephonic or written instructions received by you from an Authorized Representative, you agree to transfer immediately available funds from the Note Account to any bank or trust company for the Partnership’s account.

7.     Payment of Matured Commercial Paper Notes.  By 1:00 p.m., New York time, on the date that any Commercial Paper Notes are scheduled to mature, there shall have been transferred to you for deposit in the Note Account immediately available funds at least equal to the amount of Commercial Paper Notes maturing on such date. When any matured Commercial Paper Note is presented to you for payment by the holder thereof (which may, in the case of Book-Entry Notes held by you in custody pursuant to the Certificate Agreement, be DTC or a nominee of DTC), payment shall be made from and charged to the Note Account to the extent funds sufficient to effect such payment are available in said account.

8.     Reliance on Instructions.  Except as otherwise set forth herein, you shall incur no liability to the Partnership in acting hereunder upon telephonic or other instructions contemplated hereby which the recipient thereof reasonably believed in good faith to have been given by an Authorized Representative or an Authorized Dealer Representative, as the case may be. In the event a discrepancy exists with respect to such instructions, the telephonic instructions as recorded by you will be deemed the controlling and proper instructions, unless such instructions are required by this Agreement to be in writing or have not been recorded by you as contemplated by the next sentence. It is understood that all telephonic instructions will be recorded by you and the Partnership hereby consents to such recording.

9.     Cancellation of Commercial Paper Notes.  You will in due course cancel Certificated Note(s) presented for payment and return them to the Partnership. After payment of any matured Book-Entry Note, you shall annotate your records to reflect the face amount of Book-Entry Notes outstanding in accordance with the Letter of Representations. Promptly upon the written request of the Partnership, you agree to cancel and return to the Partnership all unissued Commercial Paper Notes in your possession at the time of such request.

10.   Notices; Addresses.  (a) All communications by or on behalf of the Partnership or a Dealer, by telephone, Noteline Direct or otherwise, relating to the completion, delivery or payment of the Commercial Paper Note(s) are to be directed to your Commercial Paper Issuance Unit of the Corporate Trust and Agency Services (or such other department or division which you shall specify in writing to the Partnership and the Dealers). The Partnership will send all Commercial Paper Notes to be completed and delivered by you to your Commercial Paper Issuance Unit of the Corporate Trust and Agency Services (or such other department or division as you shall specify in writing to the Partnership). You will advise the Partnership and the Dealers from time to time in writing of the individuals generally responsible for the administration of this Agreement and will from time to time certify incumbency and specimen signatures of officers or employees authorized to countersign Commercial Paper Notes.

(b)  Notices and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing (which may be by facsimile) and shall be addressed as follows, or to such other address as the party receiving such notice shall have previously specified to the party sending such notice: if to the Partnership, at:

(a)           concerning daily issuance of
Commercial Paper Notes:

AllianceBernstein L.P.

1345 Avenue of the Americas

New York, New York 10105

Attention: Paul Anzalone, Corporate Finance/Treasury

Telecopy No.: (212) 823-3250

Attention: Lillian Mondo, Corporate Finance/Treasury

Telecopy No.: (212) 823-3250

(b)           concerning all other matters:

AllianceBernstein L.P.

1345 Avenue of the Americas

New York, New York 10105

Attention: Robert H. Joseph, Jr.

Telecopy No.: (212) 969-2386

Attention: John J. Onofrio, Jr.

Telecopy No.: (212) 823-3250

Attention: Laurence E. Cranch, Esq.

Telecopy No.: (212) 969-1334

if to you, at:

Deutsche Bank National Trust Company
Global Transaction Banking
Trust & Securities Services
25 DeForest Avenue
Mail Stop: SUM01-0105
Summit, New Jersey 07901
Attention: David Contino, Assistant Vice President
Telecopy No.: (732) 578-4635

Notices shall be deemed delivered when received at the address specified above. For purposes of this paragraph, “when received” shall mean actual receipt (i) of an electronic communication by a telex machine, telecopier or Noteline Direct specified in or pursuant to this Agreement; (ii) or an oral communication by any person answering the telephone at your office specified in subparagraph 10(a) hereof and otherwise at the office of the individual or department specified in or pursuant to this Agreement; or (iii) of a written communication hand-delivered at the office specified in or pursuant to this Agreement.

11.   Additional Information.  Upon the request of the Partnership given at any time and from time to time, you shall promptly provide the Partnership with information with respect to the Commercial Paper Note(s) issued and paid hereunder. Such request shall be in written form and, to the extent known by the Partnership, shall include the serial number, principal amount, date of issue, maturity date and amount of interest, if any, of each Commercial Paper Note which has been issued or paid by you and for which the request is being made.

12.   Representations.

(a)  This Agreement and the Commercial Paper Notes have been duly authorized and this Agreement when executed and the Commercial Paper Notes when issued in accordance with instructions, will be valid and binding obligations of the Partnership, enforceable in accordance with their terms, subject to any applicable law relating to or affecting indemnification for liability under the securities laws and except to the extent such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors rights generally and the applicability of equitable principles thereto whether in a proceeding of law or in equity.

(b)  The offer and sale of each Commercial Paper Note issued under this Agreement will be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

13.   Liability.  Neither you nor your officers, employees or agents shall be liable for any act or omission hereunder, except in the case of negligence or willful misconduct. Your duties and obligations and those of your officers and employees shall be determined by the express provisions of this Agreement, the Letter of Representations and the Certificate Agreement (including the documents referred to therein), and they shall not be liable except for the performance of such duties and obligations as are specifically set forth herein and therein, and no implied covenants shall be read into any such document against them. Neither you nor your officers or employees shall be required to ascertain whether any issuance or sale of Commercial Paper Note(s) (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement to which the Partnership is a party (whether or not you are a party to such other agreement).

14.   Indemnification.  The Partnership agrees to indemnify and hold you and your officers, employees and agents harmless from and against all liabilities, claims, damages, costs and expenses (including reasonable legal fees and expenses) relating to or arising out of their actions or inactions in connection with this Agreement, except to the extent they are caused by your or their negligence or willful misconduct. This indemnity shall survive termination of this Agreement.

15.   Benefit of Agreement.  This Agreement is solely for the benefit of the parties hereto, and no other person shall acquire or have any right under or by virtue hereof.

16.   Termination.  (a) This Agreement may be terminated at any time by either you or the Partnership by 15 days prior written notice to the other, provided that you agree to continue acting as Issuing and Paying Agent hereunder until such time as your successor has been selected and has entered into an agreement with the Partnership to that effect. Such termination shall not affect the respective liabilities of the parties hereunder arising prior to such termination.

(b)  If no successor has been appointed within 15 days, then you have the right to petition a court of competent jurisdiction for the appointment of a successor Issuing and Paying Agent. You shall incur no expense or liability in connection with any such appointment.

17.   Governing Law.  (a) This Agreement is to be delivered and performed in, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

(b)  Each party irrevocably and unconditionally submits to the exclusive jurisdiction of the United States Federal courts located in the Borough of Manhattan and the courts of the State of New York located in the Borough of Manhattan.

18.   Fees.  You shall receive fees from the Partnership for acting as Issuing and Paying Agent hereunder in such amounts as you and the Partnership shall agree from time to time in writing.

Please indicate your agreement with and acceptance of the foregoing terms and provisions by signing the counterpart of this letter enclosed herewith and returning it to the Partnership.

ALLIANCEBERNSTEIN L.P.

By:	/s/ John J. Onofrio, Jr.
	Name:	John J. Onofrio, Jr.
	Title:	Vice President and
Treasurer

Agreed to and accepted

this 3rd day of May, 2006

DEUTSCHE BANK NATIONAL TRUST COMPANY

as Issuing and Paying Agent

By:	/s/ David Contino
	Name:	David Contino
	Title:	Assistant Vice President

By:	/s/ Rodney Gaughan
	Name:	Rodney Gaughan
	Title:	Assistant Vice President